Exhibit 10.13

FULLY DISCLOSED CLEARING AGREEMENT

This Fully Disclosed Clearing Agreement (the "Agreement") is executed and entered into by and between First Southwest Company ("FSWC"), a Texas Corporation, and Charleston Capital ("CLAY') This Agreement will be deemed effective at 12:01 a.m. on the first day business is transacted hereunder.

RECITALS:

WHEREAS, CLAY is in the process of registering or is registered with the Securities and Exchange Commission ("SEC") as a broker-dealer of securities in accordance with Section 15(b) of the Securities Exchange Act of 1934 (the "Act") and is applying for membership or is a member of the National Association of Securities Dealers, Inc. ("NASD"), and desires to enter into an agreement with FSWC for FSWC to clear and maintain customer accounts on behalf of CLAY;

WHEREAS, FSWC desires to enter into an agreement to provide clearing services and to maintain cash, margin, option or other accounts ("Accounts") for CLAY or customers ("Customers") of CLAY;

WHEREAS, the parties intend that CLAY will introduce certain of Customers to FSWC, and that FSWC, as an independent contractor, may elect to clear and carry the Accounts of said Customers pursuant to the terms and conditions hereof; and

WHEREAS, the parties do not intend that a joint venture, partnership, or other similar relationship be created as between them, but rather that each party will maintain an independent relationship with the Customers whose Accounts are introduced hereunder.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of the guarantee of this Agreement by any guarantor(s), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  REPRESENTATIONS AND WARRANTIES

CLAY represents and warrants to FSWC that:

(a)  CLAY is either a corporation, a partnership, limited liability company or other entity as specified on the signature page hereof, in either case dilly organized, validly existing and in good standing under the laws of the state of its incorporation or other formation.

(b)  CLAY has all the requisite authority in conformity with all applicable laws and regulations to enter into this Agreement, to retain the services of FSWC in accordance with the terms hereof, and to perform its obligations hereunder.

(c)  CLAY shall employ as a manager of its brokerage operation only a person who has all requisite licenses and experience in compliance with applicable securities laws and regulations.

(d)  CLAY shall duly employ only such sales and supervisory personnel ("Registered Representatives") who have the requisite licenses and experience in compliance with applicable securities laws and regulations.

(e)  CLAY has advised FSWC of any arrangements in existence with any other firm for the provision by such other firm of clearing services for any Customer Accounts or CLAY Accounts; and satisfactory provisions have been made for the termination of any such arrangements in connection with the implementation of the clearing services to be provided by FSWC hereunder.

(t)  CLAY has, if applicable, informed FSWC of any independent agents or independent contractors used in providing the services contemplated hereunder.

(g)  CLAY is registered as a broker/dealer with the SEC and is in compliance with the rules and regulations thereof, or is in the process of so registering.

(h)  CLAY is a member firm in good standing of the NASD and is in compliance with the rules and regulations thereof, or has applied for such membership.

FSWC represents and warrants to CLAY that:

(a)  FSWC is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas.

(b)  FSWC is registered as a broker-dealer with the SEC and is in compliance with the rules and regulations thereof.

(c)  FSWC is a member firm in good standing of the NASD and is in compliance with the rules and regulations thereof.

(d)  FSWC is in compliance with the rules and regulations of each national securities exchange of which it is a member.

2.  CUSTOMER AND CLAY ACCOUNTS

Responsibility for compliance with the provisions of the Conduct Rules of the NASD regarding Customer accounts shall be allocated between FSWC and CLAY as set forth below.

(a)  Opening, Approving and Monitoring Customer Accounts.

(1)   Account Documentation. CLAY will be responsible for obtaining and verifying all required information and the identity of each potential Customer. CLAY will be responsible for the maintenance and retention of all documents relating to an Account. CLAY hereby acknowledges its obligation to retain said documents in an easily accessible place for the requisite time periods in accordance with SEC rules and agrees to provide the original application by overnight delivery or a legible copy by facsimile transmission of it within 24 hours of a request from FSWC. The foregoing notwithstanding, New Account Agreements, Customer Margin and Short Account Agreements and any other documents and/or Agreements as required by FSWC in the normal course of business shall be provided by CLAY to FSWC for maintenance and retention by FSWC. CLAY shall forward completed documents, and copies of any other documents as specified by FSWC, to FSWC in accordance with FSWC's procedures. FSWC shall have no responsibility for the verification of signatures or other information contained on any such agreements or documentation, but shall retain the right, in any instance where FSWC elects to do so, (i) to require CLAY to verify and authenticate to FSWC any such signatures or other information, or (ii) reject any such agreement or documentation as insufficient or incomplete. CLAY will be responsible for complying with the requirements of SEC Rule 15 g2-6, relating to transactions in penny stocks, if applicable.

 (2)  Knowledge of Customer and Customer's Investment Objectives. CLAY will be responsible for learning and documenting all the facts relative to every Customer necessary to insure compliance by CLAY with applicable rules and regulations, including the information and instructions submitted to FSWC pursuant to Section 2(a)(I), any additional facts relative to the Customer's investment objectives, and to the nature of every Customer Account, every order and every person holding power of attorney over any Customer Account. It shall be the responsibility of CLAY to ensure that those of its Customers who open or maintain Accounts hereunder shall not be minors; and CLAY will not accept Accounts for such persons as come within the express provisions of Rule 3050 of the Conduct Rules of the NASD, relating to transactions for or by associated persons, unless CLAY has complied with the provisions of said Rule and, if applicable, provided evidence of employer approval as required by said Rule. CLAY shall be solely responsible for any issues regarding the suitability of any investments for CLAY’s Customers.

 (3)  Acceptance of Accounts. FSWC will execute orders for CLAY’s customers whose Accounts have been accepted by· FSWC through CLAY, but only insofar as such orders are transmitted by CLAY to FSWC through the FSWC on-line system or telephonically after CLAY’s appropriate principals have accepted and approved said Accounts. CLAY shall be responsible for notifying FSWC in writing of the identity of the persons authorized to enter orders for CLAY and its customers; and until such notification is received, FSWC shall be fully protected in relying on the incumbency and authority of all persons who represent they are registered representatives of CLAY, or represent they are authorized to act for or on behalf of a registered representative of CLAY, without investigation or inquiry of any kind by FSWC. Any person so identified to FSWC as being authorized to enter orders shall be deemed to retain such authority until such time as CLAY establishes to the satisfaction of FSWC that such person is no longer employed by CLAY. Each Customer and CLAY Account approved by CLAY and opened with FSWC shall be subject to FSWC's acceptance. CLAY will not submit any Customer for FSWC's acceptance unless FSWC's standards for the establishment of an Account, as set forth in this Agreement, have been met. FSWC reserves the right to withhold acceptance of or to reject, for any reason, any Customer Account, CLAY Account or any transaction for any Account and to terminate any Account previously accepted by FSWC at any time, for any reason, and without approval of or notice to CLAY. Initial acceptance of each Account shall be conditioned upon FSWC's receipt of completed forms as required by Section 2(a)(I). CLAY shall not submit such forms with respect to any Customer Account unless CLA Y has in its possession the documentation of all information required pursuant to Section 2(a)(2). FSWC shall be under no obligation to accept any Account as to which any documentation required to be submitted to FSWC or maintained by CLAY pursuant to Sections 2(a)(I) and 2(a)(2) is incomplete. Prior to acceptance of any Account, no action taken by FSWC or any of its employees, including without limitation, the clearing of a trade in any Account, shall be deemed to be or shall constitute acceptance of such Account.

(4)  Compliance Supervision.  FSWC will not provide any compliance, supervision or enforcement support activities to CLAY. There is no written, verbal or implied agreement between FSWC and CLAY for FSWC to offer or provide these services. However, FSWC reserves the right to investigate any CLAY client, order or Account for the purposes of determining whether or not CLAY is, in fact, in compliance with all applicable rules and regulations, including compliance with FSWC House Rules.

(5)  Supervision of Orders and Accounts. As between FSWC and CLAY, CLAY will be responsible for the review and supervision of, and the suitability of, investments made by every Customer. CLAY shall be responsible for insuring that all transactions in and activities related to all Accounts opened by it with FSWC, including discretionary Accounts, will be in compliance with all applicable laws, rules and regulations of the United States, the several states, governmental agencies, securities exchanges and the NASD, including any laws relating to CLAY’s fiduciary responsibilities to Customers, either under the Employee Retirement Income Security Act of 1974 or otherwise; and in this connection, CLAY shall diligently supervise the activities of its officers, employees and representatives with respect to such Accounts. FSWC will perform the clearing services provided for in this Agreement for Accounts accepted by it in accordance with the terms of this Agreement, as it may be amended from time to time, and otherwise in accordance with its judgment. To the extent, if any, that FSWC accepts from CLAY orders for execution in accordance with Section 7(a), CLAY shall be responsible for informing FSWC of the location of the securities that are the subject of the order so that FSWC may comply with the provisions of Rule 3110 of the Conduct Rules of the NASD.

(b)  Extension of Credit The division of responsibilities with respect to the extension of credit is set forth in Section 3 of this Agreement.

(c)  Maintenance of Books and Records. The division of responsibilities with respect to the maintenance of books and records is set forth in Section 4 of this Agreement.

(d)  Receipt, Delivery and Safeguarding of Funds and Securities. The division of responsibilities with respect to the receipt and delivery of and safeguarding of funds and securities is set forth in Section 5 of this Agreement.

(e) Confirmations and Statements. The division of responsibilities with respect to confirmations and statements is set forth in Section 6 of this Agreement.

(f)  Acceptance of Orders and Execution of Transaction. The division of responsibilities with respect to the acceptance of orders and the execution of transactions is set forth in Section 7 of this Agreement.

(g)  Customer Responsibility for Certain Purposes. Notwithstanding anything herein to the contrary, for purposes of the Securities Investment Protection Act of 1970 and the Financial Responsibility Rules adopted under the Act, the Customers who maintain Accounts with FSWC are customers of FSWC. For all other purposes, such Customers shall be customers of CLAY.

(b)  Notice to Customers. Subject to the requirements of the Conduct Rules of the NASD, CLAY shall provide, or cause to be provided, to every Customer, upon the opening of a Customer Account, notice of the existence and general terms of this Agreement.

(i)   Option Accounts. In the event that any customer elects to engage in listed securities options transactions in an Account accepted by FSWC, or CLAY enters securities options transactions in an Account accepted by FSWC, CLAY agrees to (i) abide by FSWC's requirements and time limitation for accepting an exercise notice with respect to a Customer's options positions, which requirements and time limitations may be different from the minimum requirements imposed by the Options Clearing Corporation ("OCC") or other regulatory or self-regulatory organization from time to time, (ii) determine the suitability of the Customer for trading options and approving specific options strategies and transactions, (iii) provide the Customer with a current copy of the OCC disclosure document and applicable updates as published from time to time by OCC (and complying with such other requirements involving the dissemination of disclosure documents, including prospectuses, as may be required from time to time by applicable law), and (iv) notify the customer when customer has been assigned delivery responsibility regarding any short options positions, and accept exercise notices from the customer regarding long options positions.

(j)    Accounts of Associated Persons. In each case in which a Customer is an employee or otherwise associated with an NASD member, CLAY shall be responsible for notifying such member in accordance with the provisions of RuIe 3050 of the Conduct RuIes of the NASD.

(k)   Proprietary Accounts. CLAY may request that FSWC maintain one or more Accounts on its books to reflect the proprietary securities and/or cash positions of CLAY (a "Proprietary Account”). FSWC may, in its sole discretion, agree or refuse to maintain any such Proprietary Account. If FSWC agrees to maintain one or more Proprietary Accounts, all of the other terms and conditions of this Agreement shall apply, and each such Proprietary Account shall be deemed an "Account" hereunder, except to the extent that this Agreement provides for differing treatment of Accounts and Proprietary Accounts.

3.  EXTENSION OF CREDIT

Responsibility for compliance with the provisions of Regulation T, issued by the Board of Governors of the Federal Reserve System pursuant to the Securities Exchange Act of 1934 (“Regulation T”), and all other applicable rules, regulations and requirements of any exchange or regulatory agency affecting the extension of credit shall be allocated between FSWC and CLAY as set forth in this Section 3.

(a)   Margin Agreements. At the time of opening of each margin account, CLAY will furnish FSWC with an FSWC Customer Margin and Short Account Agreement, executed by the Customer, on the form furnished to CLAY by FSWC. As to any Account, until CLAY has furnished FSWC with an executed margin agreement, FSWC may, at its discretion, re-book any transactions initially cleared as a margin transaction to be a cash transaction, liquidate the Account or take any other action FSWC deems necessary.

(b)  Margin and Margin Maintenance. CLAY is responsible for the collection of initial margin and all amounts necessary to meet subsequent maintenance calls in each Customer and CLAY Account to insure compliance with Regulation T and the house rules of FSWC. FSWC shall have the unlimited right to buy in or sell out positions in Accounts whenever FSWC, in its sole discretion, deems such action appropriate. FSWC may take any such action regardless of whether any such Account is then in compliance with applicable margin maintenance requirements or a request has been made for an extension of time to make any payment required by Regulation T. CLAY acknowledges that FSWC has the right to demand payment on any debit balance in any CLAY Customer Account, Proprietary Account or related CLAY Accounts; and CLAY shall be liable to FSWC for any non-receipt of such payments upon demand.

(c)  Margin Requirements. Initial margin and margin maintenance requirements applicable to any margin Account shall be in accordance with the House RuIes of FSWC, to the extent such rules provide for higher requirements than those provided under any law, any ex-change or any regulatory agency. FSWC may, in its discretion, change the margin requirements applicable to any Account or class of accounts, as described in its House Rules, and FSWC will notify CLAY of any such changes. CLAY shall be responsible for advising each of its Customers of the changed requirements, for collecting any additional margin necessary to insure compliance with such increased requirements and, if necessary, liquidating positions in the Accounts.

(d)   Margin Disclosure. CLAY shall be responsible for providing statements (Disclosure of credit Terms in Margin Transactions) under Rule 1 Ob-16 to CLAY customers.

(e)  Losses. In addition to, and not in limitation of, CLAY’s agreement to indemnify FSWC pursuant to the provisions of Section 10, CLAY indemnifies and holds harmless FSWC from and against any and all loss, cost, expense and liability (including legal and accounting fees and expenses) sustained by FSWC arising out of any of the following:

(i)  any failure by any Customer to comply with the terms of any agreement with FSWC, including without limitation, its Customer Margin and Short Account Agreement;

(ii)  FSWC's re-booking of margin transactions as cash transactions pursuant to Section 3(a);

(iii) the execution by an FSWC broker of a transaction for the account of a Customer pursuant to Section 3(b);

(iv)  in a margin transaction, the failure of CLAY or any Customer to comply with Regulation T;

(v)  the failure of CLAY to satisfy its obligations under this Section 3;

(vi)  in a cash transaction, the failure of delivery of securities sold or failure of payment for securities purchased in accordance with the provisions of Regulation T; the return to FSWC unpaid of any check given to FSWC by CLAY or any Customer; or the payment and/or delivery of all "when issued" transactions which FSWC may accept or execute for the Accounts; or

(vii)  FSWC's refusal of any transaction or instruction from CLAY or a Customer of CLAY, regardless of the circumstances, if FSWC determines, in its discretion, that effecting such transaction or following such nstruction is or could be detrimental to any such Customer, to FSWC and/or to CLAY.

4.  MAINTENANCE OF BOOKS AND RECORDS

FSWC will maintain stock records and other records on a basis consistent with generally accepted practices and/or mandated in the securities industry and will maintain copies of such records as are produced by FSWC, in accordance with the NASD and SEC guidelines for record retention, in effect from time to time. FSWC and CLAY shall each be responsible for preparing and filing the reports required by the governmental and regulatory agencies that have jurisdiction over each and FSWC and CLAY will each provide the other with such information, if any, which is in the control of one party but is required by the other to prepare any such report.

At the commencement of business under the terms of this Agreement and annually thereafter, FSWC will furnish to CLAY a list of all reports (such as exception reports) which FSWC will offer to assist CLAY in its efforts to supervise and monitor Customer Accounts and in order for CLAY to carry out its functions and responsibilities pursuant to this Agreement. CLAY must specify to FSWC, in writing within ten (10) days of receipt of the list, those reports offered by FSWC that CLAY requires to supervise and monitor its Customers' Accounts. FSWC shall preserve, as part of its books and records, copies of the specific reports requested by and/or supplied to CLAY.

FSWC will give written notice to the chief executive officer and the compliance officer of CLAY, indicating as of the date of such notice, the list of reports offered to CLAY and specifying those reports that were actually requested by and/or supplied to CLAY as of such date. FSWC shall provide a copy of this written notice at the same time to the NASD as the designated examining authority of CLAY .

FSWC shall furnish, upon request of the NASD as the designated examining authority of CLAY, (i) a recreated copy of the report originally produced; or (ii) the format of the report and the applicable data elements contained in the original report.

5.  RECEIPT, DELIVERY AND SAFEGUARDING OF FUNDS AND SECURITIES

(a)   Receipt and Delivery in the Ordinary Course of Business. FSWC will receive and deliver all funds and securities in connection with transactions for Customer Accounts in accordance with the Customer's instructions to CLAY, provided that CLAY shall be respon-sible for advising Customers of their obligations to deliver funds or securities in connection with each such transaction and for any failure of any Customer to fulfill such obligation. FSWC shall be responsible for the safeguarding of all funds and securities delivered to and accepted by it, subject to count and verification by FSWC. However, FSWC will not be responsible for any funds or securities delivered by a Customer to CLAY, its agents or employees until such funds or securities are physically delivered to FSWC's premises and accepted by FSWC or deposited in bank accounts maintained in FSWC's name. It is ex-pressly understood and agreed, however, that CLAY is responsible for compliance with the Currency and Foreign Transactions Reporting Act (31 U.S.C. Section 5311. et seq.) and the rules and regulations promulgated thereunder (31 C.F.R. Section 103.11, as amended, et seq.). FSWC reserves the right to transfer any and all monies and securities in CLAY Customer Account(s) to the CLAY Customer, if CLAY Customer account(s) are deemed by FSWC, in its sole discretion, to be a risk to FSWC or if the account(s) do(es) not comply and conform to the House Rules of FSWC after request for compliance is transmitted to the CLAY and/or CLAY Customer.

(b)  Custody Services. Whenever FSWC has been instructed to act as custodian of the securities in any CLAY or Customer Account, or to hold such securities in "safekeeping," FSWC may hold the securities in the Customer's name or may cause such securities to be registered in the name of FSWC or its nominee or in the names of nominees of any depository used by FSWC. FSWC will perform the services required in connection with acting as custodian for securities in CLAY and Customer Accounts, such as: (i) collection and payment of dividends; (ii) transmittal and handling (through CLAY) of tenders or ex-changes pursuant to tender offers and exchange offers as, if and when received by FSWC; (iii) transmittal of all proxy materials and other shareholder communications; and (iv) han-dling of exercised, or expirations of, rights, warrants or redemptions; provided, however, FSWC shall not be responsible for reviewing or analyzing the terms and provisions of any securities held in any Account or for determining the rights of CLAY or any Customer with respect thereto.

(c)   Receipt and Delivery Pursuant to Special Instruction. Subject to the limitations set forth in this Agreement and consistent with the systems and procedures of FSWC, upon instruction from CLAY or a Customer, FSWC will make such transfers of securities or Accounts as may be requested. CLAY shall be responsible for determining if any securities held in CLAY or Customer Accounts are "restricted securities" or "control stock" as defined by the rules of the SEC; that orders executed for such securities are in compliance with applicable laws, rules and regulations; and that all necessary documentation required to clear legal transfer (including opinions of legal counsel, if requested by FSWC or the transfer agent) are provided in a timely manner. However, FSWC will not be required to transfer securities if, in the exercise of its good faith judgment, such transfer would violate any applicable laws, rules or regulations or would subject FSWC to liability or additional cost or expense.

(d)   When Issued Transactions. In the case of the payment and delivery of securities on a "when issued" basis, CLAY shall remain responsible, as set forth in this Agreement, until necessary and satisfactory payment of funds or delivery of securities has been received by FSWC.

6.  CONFIRMATIONS AND STATEMENTS

(a)   Preparation and Transmission. FSWC will prepare and send to Customers monthly or quarterly statements of account, which statements shall meet FSWC's requirements as to format and quality and will indicate that CLAY introduced the Account. Unless otherwise agreed in writing, FSWC will be responsible for preparing and transmitting confirmations; provided, however, that CLAY’s right to prepare and transmit confirmations shall be subject to prior written approval by FSWC and compliance by CLAY with the provisions of Rule 2230 of the Conduct Rules of the NASD. CLAY shall be responsible for notifying the Customer and FSWC if it is preparing and transmitting confirmations. CLAY shall not generate and/or prepare any statements, billings or confirmation respecting any Account except as provided in this Agreement or pursuant to an agreement executed between FSWC and CLAY that authorizes CLAY to print and mail statements to Accounts on behalf of FSWC. If such an agreement has been executed, CLAY covenants that it shall comply with all requirements for statements imposed upon FSWC under all applicable laws, rules and regulations, including, but not limited to, the SEC, NASD, Federal Reserve Board and all other regulatory organizations. Copies of all monthly or quarterly statements sent by FSWC to Customers will be sent to CLAY. FSWC will also provide to CLAY monthly statements of clearing services performed by FSWC for CLAY and Customer Accounts showing the fees charged for such services during the month, as provided in Section 8.

(b)   Examination and Notification of Errors. CLAY shall examine promptly all monthly statements of account, monthly statements of clearing services and other reports provided to CLAY by FSWC. CLAY shall notify FSWC of any error claimed by CLAY in any Account in connection with (i) any transaction, prior to the settlement date of such transaction, (ii) information appearing on daily reports, within five days of such report, and (ill) information appearing on monthly statements or reports, within 10 days of CLAY’s receipt of any monthly statement or report. Any notice of error shall be accompanied by such documenta-tion as may be necessary to substantiate CLAY’s claim. CLAY shall provide promptly upon FSWC's request any additional documentation which FSWC reasonably believes is necessary or desirable to establish and correct any such error. In all cases, FSWC reserves the right to determine the validity of any claimed error.

7.  ACCEPTANCE OF ORDERS, EXECUTION OF TRANSACTIONS, OTHER SERVICES

(a)  Customers' Orders. Acceptance of Customers' orders shall be the responsibility of CLAY. CLAY shall advise each of its Customers that its relationship with FSWC is solely that of an introducing broker to a clearing broker and that, except as set forth in Section 2 above, CLAY ears all responsibility for the Customer's Account. CLAY shall be responsible for the authenticity of all orders. FSWC is not obligated to accept for execution any orders placed directly with FSWC by a Customer. In addition, FSWC is not obligated to accept any orders from CLAY if FSWC determines in good faith that it should not. CLAY assumes the risk of failure by an over-the-counter dealer with which CLAY executes an order, in the event such dealer fails to perform, and CLAY will reimburse FSWC for any loss incurred by it in the transaction.

(b)  Transactions Clearing. During the term of this Agreement, FSWC will clear transactions on a fully disclosed basis for Accounts of CLAY and the Customers that CLAY introduces and FSWC accepts as provided in Section 2(a)(3); provided, however, that FSWC is not obligated to clear any transactions for CLAY or CLAY’s Customers if FSWC determines in good faith that it should not.

(c)  Other Services. FSWC will perform such other services, upon such terms and at such prices, as FSWC and CLAY may from time to time agree.

8.  FEES AND SETTLEMENTS FOR SECURITIES TRANSACTIONS

(a)  Commissions - Fees for Clearing Services.

(i)  CLAY has provided to FSWC its basic commission schedule and FSWC will charge each Customer the commission shown on such schedule or which CLAY otherwise directs FSWC to charge on each transaction. CLAY’s basic commission schedule may be amended from time to time by written instructions to FSWC from CLAY; provided., however, that FSWC shall be required to implement such changes only to the extent that they are within the usual capabilities of FSWC's data processing and operations systems and only over such reasonable time as FSWC may deem necessary or desirable to avoid disruption of FSWC's normal operational capabilities. FSWC may charge CLAY for changes in the basic commission schedule. CLAY’s basic commission schedule shall be within the format of FSWC's computer system and must be expressly agreed to by FSWC.

(ii)  FSWC will charge CLAY for clearing services according to the fee schedule set forth in Schedule A attached hereto and incorporated herein for all purposes. As of the close of each month, FSWC shall forward to CLAY a statement setting forth the fees earned in accordance with Schedule A and the amounts due thereunder. These charges shall be promptly paid by CLAY. Charges may be modified from time to time by FSWC without re-execution of this Agreement. To implement new charges, FSWC will mail or telecopy a new Schedule A to CLAY; and the new charges shall become effective upon the expiration of 30 days from the date of such mailing or telecopy. Upon the expiration of such 30 days, the new Schedule A shall become a part of and modify this Agreement without any further action by the parties. During the pendency of such 30-day notice period, the previous charges shall continue to be effective. In addition, FSWC will charge CLAY expenses incurred by FSWC on behalf of CLAY pursuant to this Agreement. Expenses incurred by FSWC on behalf of CLAY that shall be deducted from any payments due to CLAY from FSWC include, but are not limited to, overlay of forms, system equipment expenses, changes to commission schedules and financial report information related thereto, installation of data communication lines and brokerage related credit inquiries, legal transfers, Regulation T extensions, Mailgrams (buy-in or sellout), microfiche of records, excess Security Investors Protection Corporation protection for Accounts and costs incurred in failure of CLAY to provide social security or tax identification numbers.

(b)  Settlements. FSWC will collect all commissions from Customers on behalf of CLAY and through CLAY. Upon request, FSWC may make payments to CLAY against such commissions in advance of the monthly settlement contemplated by this Section 8(b); however, the amount of such payments shall be determined in FSWC's sole discretion based upon FSWC's experience with CLAY’s operations.

As soon as practicable after the end of each month, FSWC will credit CLAY with the amount of commissions and other amounts collected by FSWC on CLAY’s behalf, and deduct all amounts due to FSWC from CLAY (including without limitation, Customers' unsecured debit items, however arising). FSWC shall pay CLAY the amount by which the total owed CLAY exceeds the total owed FSWC, or shall send a statement to CLAY and CLAY shall pay FSWC the amount by which the total owed FSWC exceeds the total owed CLAY. If CLAY fails to make such payment, FSWC shall have the right to charge any other Account maintained by FSWC for CLAY or any other assets of CLAY held by FSWC (including the deposit required pursuant to Section 9 and positions and balances in CLAY Accounts) for the net amount due FSWC. Any failure by FSWC to charge any Account or assets of CLAY held by FSWC shall not act as a waiver of FSWC's right to demand payment of, or to thereafter charge CLAY’s Accounts for, the full amount due at any time. In addition, FSWC may establish on its books an "error account” for the account and risk of CLAY, upon terms and conditions which are consistent with custom and practice in the securities industry. The negative balance in such error account, if any, may at any time be charged by FSWC, in its sole discretion, to CLAY and FSWC may include such amount in the settlement statement from time to time.

(c)  Training Expenses. FSWC may provide on-site training or other assistance which it deems necessary for the effective use of the FSWC system. CLAY shall be responsible for the prompt reimbursement of expenses upon receipt of an invoice from FSWC, incurred in connection with the training of CLAY personnel, including without limitation, travel, lodging, meals, incidentals, and amounts paid by FSWC to third parties under contracts to perform such services. However, FSWC shall have no obligation to provide such training or to supervise personnel of CLAY.

9.  DEPOSIT

(a)  Contemporaneously with the signing of this Agreement, CLAY will deliver cash or securities to FSWC as specified in Schedule A attached, for deposit in an account maintained by FSWC (the "Deposit Account"). If at any subsequent time FSWC, in its sole discretion, requires an additional deposit, CLAY will deposit additional cash or securities in an amount specified by FSWC. Instead of making such additional deposit, CLAY may reduce CLAY's business volume or modify the nature of the securities involved in the CLAY's transactions ("business mix") as specified by FSWC. Any failure by FSWC to demand compliance with the requirement that CLAY either deposit additional amounts or modify CLAY's business mix shall not act as a waiver of FSWC's right to demand compliance with such requirements at any time. If the Deposit Account is not adequately funded as required by FSWC, FSWC may, in addition to all other rights under this Agreement, transfer cash or securities of CLAY held by FSWC in any other account to the Deposit Account. If CLAY fails to comply with a request by FSWC for an additional deposit, and FSWC does not transfer other cash or securities of CLAY to the Deposit Account, resulting in CLAY thereby electing to reduce its business or to modify its business mix, CLAY agrees that if FSWC determines it to be necessary, FSWC shall accept only liquidating transactions for Customer Accounts and that CLAY will give notice of such fact to Customers. If such notice is not given by CLAY to Customers in a timely manner, CLAY agrees that FSWC may give such notice to Customers. In addition to any and all other rights afforded at law, in equity, under any customer account agreement, under this Agreement, or otherwise, FSWC shall have the unlimited right to set-off any and all indebtedness or other obligations of CLAY to FSWC, whether arising under this Agreement, from debit balances in CLAY or Customer Accounts, or otherwise, against all or any portion of the Deposit Account. CLAY agrees that, if cash in the Deposit Account is insufficient to satisfy the indebtedness of CLAY to FSWC, or if this Agreement is terminated for any reason, FSWC shall have the right to liquidate securities deposited in the Deposit Account or maintained in any other CLAY Account, without notice to CLAY, and to set off against the cash proceeds from such liquidation any and all indebtedness or other obligations of CLAY to FSWC.

(b)  The cash and securities in the Deposit Account do not reflect or represent an ownership interest of FSWC in CLAY nor an ownership interest of CLAY in FSWC. When this Agreement has been terminated in accordance with the provisions hereof and FSWC has received payment in full of any and all amounts owing to it hereunder and CLAY has satisfied each and every of its outstanding obligations hereunder, FSWC shall return the cash and securities in the Deposit Account to CLAY within thirty (30) calendar days of the date on which all of said payments have been received and obligations satisfied. These obligations include, but are not limited to, any open and unsettled litigation matters between CLAY or its customers and FSWC, any unresolved unsecured Account debit balances, any open fails as a result of trades executed on behalf of any Accounts, and any failures to transfer to another broker any of your Customers' Accounts.

10.  INDEMNIFICATION

(a)  Indemnity. CLAY agrees to indemnify and hold harmless FSWC, each person who controls FSWC within the meaning of the Act and any other of the directors, officers, employees, agents and attorneys of FSWC ("FSWC Indemnified Persons") from and against all claims, demands, proceedings, suits and actions and all liabilities, losses, expenses and costs (including any legal and accounting fees and expenses) relating to FSWC's defense of any failure, for any reason, fraudulent or otherwise, by CLAY or CLAY’s employees or Customers to comply with any obligation under this agreement or any other agreement executed and delivered to FSWC in connection with FSWC's performance of services hereunder, and any act or failure to act by FSWC Indemnified Persons, except any act or failure to act which is the result of gross negligence or willful misconduct on the part of any such FSWC Indemnified Person. It is expressly agreed and understood that CLAY accepts full responsibility and liability for any act or failure to act by, if applicable, an independent agent or independent contractor used by CLAY in providing the services contemplated hereunder. Without limiting the generality of the foregoing, such failure is explicitly intended by the parties to include failure resulting from (i) suspension of trading or bankruptcy or insolvency of any company, securities of which are held in one or more Accounts; (ii) failure by any Customer or CLAY to maintain adequate margin; or (ill) breach of any obligation existing between CLAY and a customer of CLAY or any law, rule or regulation of the United States, a state or territory thereof, the SEC, the Federal Reserve Board or other authority, including but not limited to the CBOE, NYSE, OCC, GSCC, NASD, MSRB, DTC, NSCC, or any Transfer Agent, applicable to any transaction contemplated by this Agreement.

FSWC shall indemnify and hold CLAY harmless against any losses, claims, damages, liabilities or expenses, including without limitation, those asserted by its customers (which shall include, but not be limited to, all costs of defense and investigation and all attorney's fees) to which CLAY may become subject, insofar as such losses, claims, damages, liabili-ties or expenses arise out of, or are based upon the gross negligence or willful misconduct of FSWC or its employees in providing the services contemplated hereunder.

Promptly after receipt by any indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section or otherwise.

In case any such action is brought against any indemnified party, and the indemnifying party receives notice of the commencement thereof, the indemnifying party will be entitled to participate in the defense thereof with counsel reasonably satisfactory to such indemnified party. Regardless of whether the indemnifying party elects to participate in the defense, the indemnified party shall have the right to employ separate counsel in any such action and to direct and control the defense thereof; and all fees and expenses of such counsel shall be the responsibility of the indemnifying party.

(b)  Security Interest and Authorization to Offset. In order to secure the prompt payment when due of all indebtedness of any kind or character of CLAY to FSWC, whether arising under this Agreement, any Account agreement, by operation of law, or otherwise, now existing or hereafter arising, including without limitation, (i) any cost or expense resulting from failures to deliver or failures to receive securities, (ii) the amount of any unsecured debit balances in any Customer or CLAY Account which may exist at any time, and (iii) as and when incurred by FSWC, all amounts as to which FSWC shall be entitled to indemnification pursuant to the provisions of Section 10(a) (the "Obligation"), CLAY hereby grants to FSWC a first priority lien and security interest in and to any CLAY Account (including Proprietary Accounts) maintained by FSWC and any other assets of any kind of CLAY now or hereafter held by FSWC. In addition to any and all other rights and remedies to which FSWC may be entitled under this Agreement or applicable law, upon the occurrence of a default in the payment of any portion of the Obligation as and when same becomes due, or following demand therefore by FSWC, FSWC may satisfy the payment of the Obligation, in whole or in part, by offsetting against any cash positions in such Account without prior notice thereof to CLAY. In this regard, FSWC shall have complete discretion to liquidate or sell any securities or other assets of CLAY from time to time held by FSWC, without notice to CLAY, and to offset against the proceeds of such sale(s) all or any part of the Obligation. No delay in proceeding against any CLAY Account or asset shall operate as a waiver of FSWC's right to do so at any future time as and when FSWC deems appropriate. In addition, FSWC shall have the unlimited right to set-off any part of the Obligation against any obligations of FSWC to CLAY, including under the Deposit Account (as described in Section 9).

CLAY hereby constitutes and appoints FSWC as its lawful attorney-in-fact and grants to FSWC a power of attorney with full power and authority, in the name, place, and stead of CLAY, to exercise, do, or perform any act in connection with, arising out of, or relating to the exercise of any offset rights granted herein and the right to liquidate securities held by FSWC. This power of attorney further authorizes FSWC to sign, endorse, execute, acknowledge, deliver, receive, and possess all such notices, filings, agreements, covenants, conveyances, receipts and other documents or instruments in writing of whatever kind and nature as may be necessary or proper in the exercise of the rights and powers herein granted.

(c)  Reserves. In connection with any claim that does or could give rise to a claim for indemnification under this Section 10 for FSWC or an FSWC Indemnified Person, FSWC may, in its discretion, in addition to any and all other rights and remedies under this Agreement, reserve and retain any money, securities or other property of CLAY pending a determination of such claim. The money, securities or other property of CLAY set aside in such a reserve shall be subject to FSWC's standard lien and security interest described in Section 10(b) above.

11.  UNDERTAKINGS OF CLAY

(a)  Financial Statements and Other Reports. As soon as same become available, but in any event within 90 days after the end of each fiscal year of CLAY during the term hereof, CLAY will furnish to FSWC copies of CLAY’s balance sheet and statement of earnings for such fiscal year. Each such balance sheet and statement of earnings shall be certified by independent public accountants. CLAY also shall furnish FSWC with copies of its monthly and quarterly Focus filings simultaneously with the filing thereof.

(b)  Other Clearing Services. During the term of this Agreement, CLAY will not offer the services contemplated hereunder to its Customers through a broker other than FSWC without prior written approval by FSWC.

(c)  Suspension or Restriction. In the event that CLAY or any employee of CLAY shall become subject to suspension or restriction by any regulatory body having jurisdiction over CLAY and CLAY's securities business, CLAY will notify FSWC immediately and CLAY authorizes FSWC to take such steps as may be necessary for FSWC to maintain compliance with the rules and regulations to which FSWC is subject. CLAY further authorizes FSWC, in such event, to comply with directives or demands made upon FSWC by any exchange or regulatory body. In connection with such directives or demands, FSWC may seek advice or legal counsel and CLAY will reimburse FSWC for reasonable fees and expenses of such counsel.

(d)  No Liens or Encumbrances. During the term of this Agreement and for so long thereafter as FSWC shall maintain any Proprietary Account(s) for CLAY or hold any cash or securities pursuant to the deposit arrangement specified in Paragraph 9 hereof ("Deposit"), CLAY will not, directly or indirectly, without the prior written consent of FSWC, (i) create, incur, or suffer or permit to be created or incurred or to exist any lien, security interest or other encumbrance upon or against any of the Proprietary Account(s) or the Deposit, other than the liens, security interests and other rights held by FSWC as provided for herein, or (ii) except for routine trading activity conducted in the ordinary course of the brokerage business of CLAY, transfer, assign or otherwise convey all or any portion of the Proprietary Account(s) or the Deposit to any other person or entity.

(e)  Underwritings; Power of Attorney. During the term of this Agreement and for so long thereafter as CLAY may be indebted to FSWC under the further terms of this Agreement, CLAY will not, without the prior written consent of FSWC, engage or participate in the underwriting of any securities offering. In the event CLAY shall hereafter engage or participate in the underwriting of any securities offering, CLAY hereby constitutes and appoints FSWC as its lawful attorney-in-fact and grants to FSWC a power of attorney with full power and authority, in the name, place, and stead of CLAY, to exercise, do, or perform any act, right, power, duty, or obligation whatsoever that CLAY now has or may acquire the legal right, power, or capacity to exercise, do, or perform in connection with, arising out of, or relating to the exercise of any over-allotment rights or privileges held by CLAY in connection with such underwriting or CLAY's participation therein. This power of attorney further authorizes FSWC to sign, endorse, execute, acknowledge, deliver, receive, and possess all such contracts, agreements, options, covenants, conveyances, receipts and other documents or instruments in writing of whatever kind and nature as may be necessary or proper in the exercise of the rights and powers herein granted. This power of attorney shall be conclusive proof that the rights, powers, and authority granted to FSWC are in full force and effect and may be relied upon by any person who acts in good faith under this power of attorney.

(f)  Regulatory Investigations. CLAY will cooperate with FSWC in any investigation which FSWC shall undertake with the NASD, the SEC and any other regulatory body regarding the history, qualifications, disciplinary actions, sanctions, investigations and similar matters regarding CLAY and/or any of its registered representatives. Specifically, CLAY agrees to cause, or use its best efforts to cause, each registered representative of CLAY to execute and deliver such consents, approvals and authorizations regarding such regulatory bodies as may be necessary in order for FSWC to complete its investigation.

(g)  Net Capital Requirements. CLAY shall at all times maintain net capital levels which are in compliance with all applicable rules and regulations of the SEC, including without limitation SEC Rule 15c3-1, and other rules and regulations of any other regulatory body having jurisdiction with respect thereto. FSWC shall have no obligation to determine the net capital position of CLAY or whether or not such is in compliance with applicable net capital rules; all responsibility for such determinations shall rest with CLAY and CLAY shall notify FSWC of any change in its net capital position which effects its regulatory status in any manner, such notice to be provided verbally to FSWC within 24 hours after the determination of such change, to be followed by written notification within 3 business days.

(h)  Merger, Consolidation, etc. In the event CLAY shall initiate, solicit, conduct, or negotiate with respect to, any merger, consolidation, acquisition, sale of substantially all of its assets, or other business combination of CLAY by, with or through any other entity, CLAY shall provide verbal notice thereof to FSWC within 24 hours of the initiation of discussions with respect to any such transaction, to be followed by written notification within 3 business days. During the term of this Agreement, CLAY will not, without the prior written consent of FSWC, consummate any such merger, consolidation, acquisition, sale or other combination.

(i)  Producing Documents and Providing Testimony. CLAY shall reimburse FSWC immediately upon request for any and all costs incurred by FSWC in responding to any document request, subpoena or similar demand or order (any such being herein referred to as a "Demand") issued in connection with any investigation, court proceeding, arbitration, regulatory inquiry or otherwise, regarding any of the business or activities of CLAY, its employees, principals, agents or customers. Such costs shall include, without limitation, all costs and expenses associated with travel, food and lodging incurred in personal appearances by personnel or attorneys of FSWC in response to a Demand, reasonable compensation for time expended by personnel and attorneys of FSWC (including, without limitation, compensation for the services of counsel employed on a full-time basis by FSWC) in responding to a Demand, copying costs, communications costs, mailing and delivery expenses and computer structuring fees.

12.  TERMINATION OF AGREEMENT: TRANSFER OF ACCOUNTS

(a)   Effectiveness. Unless earlier terminated as provided herein, this Agreement shall remain in force for an initial term of eighteen months from the effective date hereof, subject to any required approval by the NASD. At any time during the forty-five (45) day period immediately preceding the conclusion of the initial eighteen month term (the ''Notice Period"), either party may terminate this Agreement by giving forty-five (45) days prior written notice to the other party. In the event no written notice of termination is given during the Notice Period, this Agreement shall automatically be renewed for an additional one-year period and may continue to be renewed for subsequent one-year periods until terminated as provided herein.

(b)  Termination by FSWC. Notwithstanding Section 12(a), FSWC may terminate this Agreement at any time by giving forty-five (45) days prior written notice and may terminate at any time on twenty-four (24) hours written notice to CLAY in the event that CLAY:

(i)     fails to comply with the terms of this Agreement and upon notification by FSWC fails to begin compliance within 10 days from said notification; or

(ii)   is enjoined, prohibited or suspended, as a result of an administrative or judicial proceeding, from engaging in securities business activities constituting all or portions of CLAY’s securities business, which injunction, prohibition or suspension, in FSWC's judgment, makes impracticable the fully disclosed clearing relationship established in this Agreement.

(i)    Either CLAY or FSWC is no longer registered as a broker/dealer with the SEC; or

(ii)   Either CLAY or FSWC is no longer a member in good standing of the NASD; or

(iii)  CLAY ceases to operate as a Broker/Dealer; or

(iv)  FSWC is suspended by any national securities exchange of which FSWC is a member for failure to comply with the rules and regulations thereof; or

(v)  FSWC ceases to operate a Correspondent Clearing Operation/Division; or

(vi)  CLAY or any Guarantor hereof shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any debtor relief laws of any jurisdiction; or any such petition or application shall be filed or any such proceeding shall be commenced against CLAY or any Guarantor, and CLAY or such Guarantor by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein; or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of CLAY and/or such Guarantor or granting relief to CLAY and/or such Guarantor or approving the petition in any such proceeding, and such order shall remain in effect for more than thirty (30) days. As used herein, the term "debtor relief laws" shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

(d)  Conversion of Accounts. In the event that this Agreement is terminated for any reason, it shall be CLAY's responsibility to arrange for the conversion of CLAY and Customer Accounts to another clearing broker. CLAY will give FSWC notice (the "Conversion Notice") of:

(i)  the name of the broker that will assume responsibility for clearing services for Customers and CLAY;

(ii)  the date on which such broker will commence providing such services;

(iii)  CLAY's undertaking, in form and substance satisfactory to FSWC, that CLAY's agreement with such broker provides that such broker will accept on conversion all CLAY and Customer Accounts, then maintained by FSWC; and

(iv)  the name of an individual within that organization who may be contacted by FSWC to coordinate the conversion. The Conversion Notice shall accompany CLAY's notice of termination given pursuant to Section 12(a) or within thirty (30) days of the occurrence of an event specified in Section 12(c) or a termination by FSWC.

FSWC shall not be responsible for transfers not within the normal capabilities of its data processing and operational systems or for delays necessary to avoid disruption of its normal operations.

If CLAY fails to provide the Conversion Notice to FSWC within the time prescribed, FSWC may give to Customers of CLAY such notice as FSWC deems appropriate of the termination of this Agreement and may make such arrangements with the Customers as FSWC deems appropriate for transfer or delivery of Customer and CLAY Accounts.

CLAY will pay to FSWC a termination fee equal to the greater of (i) the actual costs and expenses incurred by FSWC in discontinuing the clearing arrangement hereunder and transferring the Accounts pursuant to the request of CLAY (ii) $10,000. Said termination fee shall be paid within 10 days after CLAY's receipt of FSWC's statement setting forth in reasonable detail the costs and expenses incurred by FSWC. FSWC's determination of the costs and expenses relating to the discontinuance of the clearing arrangement hereunder and the transferring of the Accounts shall be conclusive and binding on the parties hereto, absent a showing of manifest error. The obligation of CLAY to pay the termination fee as specified herein shall be and become a part of the Obligation and, if not paid when due, shall become subject to FSWC's rights of offset as provided under the terms of this Agreement.

(e)   Survival. Termination of this Agreement shall not affect FSWC's rights or liabilities relating to business transacted prior to the effective date of such termination. From the date of termination until transfer or delivery of all Customer and CLAY Accounts, FSWC's rights and liabilities relating to business transacted after such termination shall be governed by the same terms as those set forth in this Agreement. In addition, the terms and provisions of Sections 8, 9, 10, 12(d), 13, 16, 17, 18, and Subsections (g), (I), (m), and (0) of Section 19 of this Agreement shall not be affected by any termination hereof, and such terms and provisions shall survive any such termination and shall remain in full force and effect without modification.

(f)   No Obligation to Release. FSWC shall not be required to release to CLAY any securities or cash held by FSWC for CLAY in one or more CLAY Accounts until (i) any amounts owing to FSWC pursuant to the provisions of this Agreement are paid; (ii) CLAY’s outstanding obligations hereunder to FSWC are determined, including determination of any disputed amounts, and satisfied; and (iii) any Property of FSWC in the possession of CLAY is returned to FSWC.

(g)  Effect of Termination Under Certain Circumstances. In the event this Agreement is terminated (A) by FSWC pursuant to the provisions of Subsections l2(b)(i) or l2(b)(ii) or (B) automatically under Subsections l2(c)(i), l2(c)(ii), l2(c)(iii) and/or l2(c)(vi) by reason of CLAY being no longer registered as a broker/dealer, no longer a member in good standing of the NASD, ceasing to operate as a broker/dealer and/or becoming subject to debtor relief laws, then in any such event, the obligations of CLAY to make the minimum monthly fee payments for each of the months remaining on the term of this Agreement, as provided in Schedule A attached hereto, shall be accelerated and automatically become immediately due and payable without further action of any kind or character whatsoever by FSWC. In determining the amount which shall become immediately due and payable pursuant to the preceding sentence, the minimum monthly fee payment shall be multiplied by the number of months remaining for the contractually expressed term of this Agreement as same was in effect immediately prior to the date of termination. The amount so determined and accelerated shall become immediately subject to the right of set-off by FSWC as against the Deposit Account, any other Accounts of CLAY and/or any obligations of FSWC to CLAY.

(h)  SIPC Subordination. In the event of a determination that the amount payable by CLAY upon termination pursuant to the provisions of the preceding subparagraph l2(g) constitutes a termination fee, penalty or is otherwise considered a charge to the net capital of CLAY, then in the event that CLAY is or becomes the subject of the issuance of a protective decree pursuant to the Securities Investor Protection Act of 1970 (I5 U.S.C. Sec. 78aaa-lll), FSWC's claim for payment of such amount upon termination of this Agreement shall be subordinate to the claims of customers of CLAY that are approved by the Trustee appointed by the Securities Investor Protection Corporation pursuant to the issuance of such protective decree.

13.  CONFIDENTIALITY AND CONFIDENTIAL NATURE OF DOCUMENTS

FSWC will hold the names and addresses of CLAY's Customers in confidence and will not disclose them to any third parties, except to the extent necessary to comply with court process, judicial orders, investigative process and administrative requests from the SEC, NASD or other regulatory body having jurisdiction, or any applicable laws, rules or regulations. FSWC will not use such information for any purposes not contemplated within this Agreement.

CLAY acknowledges that the services offered by FSWC under this Agreement, including the systems, software, procedures, facilities, and staff are proprietary, and represent valuable assets of FSWC. Accordingly, CLAY agrees that it will not make use of such services for any purposes not specifically contemplated within this Agreement, nor will it disclose to any third parties the terms of this Agreement or the assets of FSWC, except to its employees on a need-to-know basis and except to the extent necessary to comply with court process, judicial orders or any applicable laws, rules or regulations.

14.  EMPLOYEES

Without FSWC's prior written consent, CLAY will not solicit, or engage in negotiations with, any person who is, or within the preceding 12 months has been, employed by FSWC for the purpose of inducing such person to become employed or otherwise associated with CLAY. In the event CLAY does hire said person, or such person otherwise becomes associated with CLAY, then CLAY shall pay to FSWC the sum of $10,000.00 as liquidated damages for the loss sustained or to be sustained by FSWC in connection therewith, such payment to be made no later than thirty (30) days after said employee becomes employed or associated with CLAY.

15.  CUSTOMER COMPLAINT PROCEDURES

CLAY will be responsible for the handling of all Customer complaints. FSWC agrees to furnish promptly any written customer complaint received by FSWC regarding CLAY or its associated persons relating to functions and responsibilities allocated to CLAY pursuant to this Agreement directly to: (i) CLAY; and (ii) the NASD as the designated examining authority of CLAY. FSWC shall notify the customer submitting the complaint, in writing, that it has received the complaint and that the complaint has been furnished to CLAY and to the NASD as the designated examining authority of CLAY. CLAY specifically authorizes and directs FSWC to furnish such written complaints and provide such notices in the manner set forth in the two preceding sentences. If any complaint received by CLAY is based upon an alleged act or failure to act by FSWC, CLAY will notify FSWC promptly of such complaint and the basis therefore. CLAY will consult with FSWC regarding such complaint and the parties will cooperate in determining the validity of such complaint and the appropriate action to be taken. However, FSWC shall, at all times, be free to take such actions with regard to any such complaint as it deems necessary or appropriate to protect and preserve the interests of FSWC.

16.  REMEDIES CUMULATIVE

The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege, nor to limit the exercise of such right, power, remedy or privilege, nor shall it preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege.

17.  GUARANTEE

The corporation or individual(s) who guarantee the obligations of CLAY under this Agreement by executing the signature lines designated for such purpose at the end of this Agreement (the "Guarantor(s)"), in consideration of FSWC’s entering into the Agreement, do(es) hereby personally guarantee(s) (jointly and severally, if more than one) the performance by CLAY of the provisions of this Agreement (including without limitation the indemnification provisions of Section 10) and shall promptly pay any amount that is not paid by CLAY to FSWC under the Agreement. This is an absolute, unconditional and unlimited guarantee of payment and may be proceeded upon by FSWC or an FSWC Indemnified Person before filing any action against CLAY or after any action against CLAY has been commenced. Guarantor(s) grants to FSWC a first lien and security interest on any and all money and securities of a Guarantor(s) held at any time by FSWC. FSWC shall have the unlimited right to set-off any amounts owed to it by Guarantor(s) against any obligation of FSWC to Guarantor(s). FSWC also shall have the absolute and unlimited right to sell, transfer, or liquidate any of the assets in any of Guarantor(s)' accounts with FSWC for any amounts owed to it by CLAY or Guarantor(s). The obligations of the Guarantor(s) shall not be discharged or impaired or otherwise affected by the failure of FSWC or an FSWC Indemnified Person to assert, claim, demand or enforce any remedy under this Agreement, nor by waiver, modification or amendment of this Agreement or any compromise, settlement or discharge of obligations of CLAY under this Agreement, or any release or impairment of any collateral by FSWC or an FSWC Indemnified Person.

18.  LIMIT ON LIABILITY; NO CONSEQUENTIAL DAMAGES

In any action by CLAY against FSWC for any claim arising out of the relationship created by this Agreement, FSWC shall only be liable to CLAY in cases of gross negligence or willful misconduct, and in such cases FSWC shall only be liable for the amount of actual monetary losses suffered by CLAY. CLAY shall not, in any such action or proceeding, or otherwise, assert any claim, or be or become entitled to any recovery, against FSWC for consequential damages on account of any loss, cost, damage or expense which CLA Y may suffer or incur related to transactions in connection with this Agreement or otherwise, including, but not limited to, any lost opportunity claims.

19.  MISCELLANEOUS

(a) Tax Reporting. FSWC shall be responsible for providing IRS form 1099 and other information required to be reported by federal, state or local tax laws, rules or regulations, to Accounts solely with respect to events subsequent to the effective date of this Agreement and for the mailing of same.

(b)Scope of services. FSWC shall limit its services pursuant to the terms of this Agreement to those services expressly set forth herein and related thereto. FSWC shall perform such services as agent for CLAY.

(c)  Modification. This Agreement may be modified only by a writing signed by both parties to this Agreement. Such modification shall not be deemed as a cancellation of this Agreement. Subject to the Conduct Rules of the NASD, this agreement and all modifications may be required to be submitted to the NASD for approval prior to effectiveness. It is expressly understood that brokerage services cannot be provided by CLAY under this Agreement until such approval, if required, is received.

(d)  Assignment. This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto, irrespective of any change with regard to the name of or the personnel of CLAY or FSWC. Any assignment of this Agreement shall be subject to the requisite review and/or approval of any regulatory or self-regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. No assignment of this Agreement by CLAY shall be valid unless FSWC consents to such an assignment in writing. Any assignment by FSWC to any majority- owned subsidiary that they may create or to an affiliated company controlling, controlled directly or indirectly by, or under common control with, FSWC will be deemed valid and enforceable in the absence of any consent from CLAY. Neither this Agreement nor any operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as, a general or limited partnership, association or joint venture relationship between CLAY and FSWC.

(e)  Account Documentation. Applicable laws and regulations require that FSWC must have proper documentation to support any account opened on its books. If, after reasonable requests therefor, the necessary documents to enable FSWC to comply with such account documentation requirements of the laws and regulations have not been received by FSWC, CLA Y shall receive notification that no further orders will be accepted for the Account involved. This Agreement is not in any way intended to limit the responsibility of FSWC under the laws and regulations with respect to Accounts.

(f)   Governing Law. The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of this Agreement, shall be governed by and construed in accordance with the substantive laws of the state of Texas.

(g)  Arbitration. In the event of a dispute between the parties hereto, such dispute shall be settled by arbitration before arbitrators sitting in Dallas, Texas in accordance with the Code of Arbitration Procedures of the NASD, or such other codes of procedure of the NASD as may then be in effect. The arbitrators may allocate attorneys' fees and arbitration costs between the parties, and such award shall be final and binding upon the parties and judgment thereon may be entered in any court of competent jurisdiction.

(h)  Headings. The headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not affect the meaning, construction or effect of this Agreement.

(i)    Entire Agreement. This Agreement represents the final and entire agreement of the parties hereto with respect to the subject matter hereof This Agreement shall cover only the types of services set forth herein and is in no way intended, nor shall it be construed, to bestow upon CLAY or FSWC any special treatment regarding any other arrangements, agreements or understandings that presently exist between CLAY and FSWC or that may hereafter exist. CLAY shall be under no obligation whatsoever to deal with FSWC or any of its subsidiaries or any companies controlled directly or indirectly by or affiliated with FSWC, in any capacity other than as set forth in this Agreement. Likewise, FSWC shall be under no obligation whatsoever to deal with CLA Y or any of its affiliates in any capacity other than as set forth in this Agreement.

(j)    Severability. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

(k)   Force Majeure. The parties hereto shall be excused for liability for non-performance of this Agreement arising from any external event beyond any party's control whether or not foreseeable by either party, in the nature of acts of war, civil uprising, imposition of martial law, riots, acts of God, labor disturbances, trading suspensions, general communications or transportation failures, fire, earthquakes, and other similar events or circumstances to those enumerated above.

(I)   Interpleader. If FSWC receives conflicting claims from CLAY, a Customer and/or other persons regarding money, securities or other property held by FSWC, FSWC may, in its discretion, tender such money, securities or other property to a court of competent jurisdiction and institute an action in interpleader or other appropriate legal proceeding to determine the rights of the respective claimants. FSWC shall have no liability to CLAY in connection with any such action, and shall be entitled to reimbursement for its costs and expenses in connection with such action from CLAY.

(m)  Notice. For the purposes of any and all notices, consents, directions, approvals, restrictions, requests or other communications required or permitted to be delivered hereunder, FSWC's address shall be:

Attention:	Stephen M. Samberg
First Southwest Company
325 N. St. Paul Street, Suite 800
Dallas, Texas 75201

and CLAYs address shall be:

Attention:	Ara Proudian Charleston Capital
216 East 45th Street 9th Floor
New York, NY 10017

Either party may provide such notice or change its address for notice purposes by giving written notice pursuant to registered or certified mail, return receipt requested, of the new address to the other party.

(n)  Counterparts: NASD Approval. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single agreement. When each party hereto has executed and delivered to the other a counterpart, this Agreement shall become binding on both parties, subject only to any required approval by the NASD. If required by the NASD, FSWC will submit this Agreement to the NASD promptly following execution and will notify CLAY, or cause CLAY to be notified, promptly upon receipt of such approval.

(0)  Disclosure of Relationship with FSWC. CLAY shall not hold itself out or represent to any third party, including Customers, that it is affiliated with or is the agent of FSWC. Notwithstanding the above, CLAY may specifically represent that "customer accounts are cleared and carried by FSWC."

20. AGREEMENT REGARDING PROPRIETARY ACCOUNTS.

In conformity with the SEC No-Action Letter dated November 3, 1998 (the "No-Action Letter"), relating to the capital treatment of assets in the proprietary accounts of an introducing broker ("PAIB"), CLAY and FSWC agree as follows:

(a.)  FSWC shall perform a computation for PAIB assets ("PAIB Reserve Computation") of CLAY in accordance with the customer reserve computation set forth in SEC Rule 15c3-3 ("customer reserve formula") with the following modifications:

(i)   Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula may not be included as a credit in the PAIB reserve computation;

(ii)   Note E(3) to Rule 15c3-3a which reduces debit balances by 1% under the basic method and subparagraph (a)(1)(ii)(A) of the net capital rule which reduces debit balances by 3% under the alternative method shall not apply; and

(iii)  Neither Note E(1) to Rule 15c3-3a nor NYSE Interpretation /04 to Item 10 of Rule 15c3-3a regarding securities concentration charges shall be applicable to the P AIB reserve computation.

(b.)  The PAIB reserve computation shall include all proprietary accounts of CLAY. All PAIB assets shall be kept separate and distinct from customer assets under the customer reserve formula in Rule 15c3-3. CLAY shall be responsible for identifying to FSWC all proprietary accounts, whether now existing or hereafter established or opened.

(c.)  The PAIB reserve computation shall be prepared within the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula.

(d.)  FSWC shall establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of Customers" with a bank in conformity with the standards of paragraph (f) of Rule 15c3·3 ("PAIB Reserve Account"). Cash and/or qualified securities as defined in the customer reserve formula shall be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.

(e.)  lf the PAIB reserve computation results in a deposit requirement, the requirement may be satisfied to the extent of any excess debit in the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula shall not be satisfied with excess debits from the P AIB reserve computation.

(f.)  Within two business days of entering into this Agreement, CLAY shall notify its designated examining authority in writing (with copy to FSWC) that it has entered into this Agreement regarding PAIB Reserve Computation.

(g.)  Commissions receivable and other receivables of CLAY from FSWC (excluding the Deposit) that are otherwise allowable assets under the net capital rule may not be included in the PAIB Reserve Computation, provided the amounts have been clearly identified as receivables on the books and records of CLAY and as payables on the books of FSWC.

(h.)  Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, CLAY shall by facsimile or telegram immediately notify its designated examining authority and the SEC. Unless a corrective plan is found acceptable by the SEC and the designated examining authority, FSWC shall provide written notification within 5 business days of the date of discovery to CLAY that PAIB assets held by FSWC shall not be deemed allowable assets for net capital purposes. The notification shall also state that, if CLAY wishes to continue to count its PAIB assets as allowable, it has until the last business day of the month following the month in which the notification was made to transfer all PAIB assets to another clearing broker. However, if the deposit deficiency is remedied before the time at which CLAY must transfer its PAIB assets to another clearing broker, CLAY may choose to keep its assets at FSWC.

(i.)  The parties shall adhere to the terms of the No-Action Letter, including the Interpretations set forth therein, in all respects.

21.  CASH FORCE VISA PROGRAM

From time to time during the term of this Agreement, FSWC may be or become a party to a VISA Processing Agreement, or similar contract (the "VISA Agreement") with a bank: or other party (the "VISA Provider") authorized to establish and offer participation in a VISA card program. Pursuant to the VISA Agreement, if requested by CLAY, FSWC may, but shall not be obligated to, provide eligible Customers with the ability to access certain assets in their Accounts, through the use of VISA cards, VISA checks and/or automatic teller machine (ATM) transactions which are part of the Cash Force VISA Program (the "Program") maintained by FSWC. Pursuant to the Program, if requested by CLAY, FSWC may, but shall not be obligated to, recommend that the VISA Provider establish VISA accounts for those Customers who are eligible to participate in the Program and who enter into appropriate customer agreements and documentation with FSWC and the VISA Provider.

In the event CLAY requests FSWC to offer participation in the Program to CLAY's eligible Customers and FSWC agrees to offer such participation, then, as part of CLAY's obligations under this Agreement, CLAY agrees to fully cooperate with FSWC and/or the VISA Provider and to comply promptly with all procedures applicable to operation of the Program as specified by FSWC and/or the VISA Provider, including, without limitation, all procedures applicable to the operation of the Program with respect to eligibility requirements, agreements, forms, materials, notifications and disclosures, credit terms and conditions. Procedures specified by FSWC and/or the VISA Provider with respect to the operation of the Program may be in the form of a written procedures manual, guide or brochure, one or more memoranda, contract provisions, or other written or oral instructions as amended or in effect from time to time.

In consideration of the offering of participation in the Program to eligible Customers, CLAY and FSWC agree that CLAY's indemnification and hold harmless obligations as set forth in this Agreement, including those under Section 10 hereof, shall include and cover, without limitation, any and all claims, liabilities, losses and costs incurred or suffered by FSWC resulting from or in connection with the use of VISA cards or checks issued or provided to Customers of CLAY participating in the Program, including, without limitation, any claims, liabilities, losses and costs resulting from the unauthorized use of the cards or checks.

22.  ALLOCATION OF RESPONSIBILITIES FOR AML COMPLIANCE

Responsibility for compliance with the anti-money laundering ("AML") provisions of the Bank:
Secrecy Act, as amended by the USA PATRIOT Act ("PATRIOT Act"), and other applicable laws and rules (including privacy regulations and other confidentiality requirements), with respect to introduced Accounts, shall be allocated between FSWC and CLAY as set forth below.

(a.)  CLAY's AML Responsibilities

(1.)  Establishing and maintaining an AML compliance program (PATRIOT Act § 352 and SRO rules).

(2.)  Notifying relevant SROs of CLAY's designated AML officer(s).

(3.)  CTR and CMIR reporting, if applicable.

(4.)  Monitoring for suspicious activity; and suspicious activity (SAR-SF) reporting (PATRIOT Act § 356).

(5.)  Consulting with FSWC when required to file any reports concerning introduced Account and providing FSWC with any information requested by FSWC relating to such reports.

(6.)  Obtaining and verifying customer identifying information (PATRIOT Act § 326); and otherwise conducting AML "know-your-customer" measures.

(7.)  Consistent with item # 3 below under FSWC's AML Responsibilities, screening for identifying individuals from OF AC prohibited countries.

(8.)  Conducting enhanced due diligence for private banking accounts (PATRIOT Act §312).

(9.)  Conducting enhanced due diligence for correspondent foreign bank accounts (PATRIOT Act § 312).

(10.)  Compliance with any special measures imposed by the Secretary of the Treasury for jurisdictions, financial institutions, or international transactions of primary money laundering concern (PATRIOT Act § 311).

(11.)  Closing all accounts for prohibited foreign shell banks, and obtaining certifications/recertifications regarding accounts for foreign banks, to include appropriate representations concerning foreign shell banks and information concerning the foreign bank's ownership and U.S. agent for service of process (PATRIOT Act §§ 313 and 319).

(12.)  Responding to requests made by the Financial Crimes Enforcement Network ("FinCEN") on behalf of a federal law enforcement agency investigating terrorist activity or money laundering; and submitting a notice to FinCEN concerning voluntary information sharing and complying with all requirements concerning the confidentiality of shared information (PATRIOT Act § 314).

(13.)  Providing to FSWC, where permissible: copies of all Forms, CTR, CMIR, and SAR-SF, and any other reports CLA Y is required to file, concerning any introduced Account; copies of notices to FinCEN pursuant to PATRIOT Act §314(b); copies of certifications/recertifications regarding accounts for foreign banks.

(14.)  Providing prompt notice to FSWC of any circumstances requiring CLAY to terminate an introduced Account pursuant to the PATRIOT Act (e.g., §§ 313, 319).

(15.)  Providing ongoing AML training to appropriate personnel (PATRIOT Act § 352 and SRO rules).

(16.)  Implementing an independent audit program to evaluate the effectiveness of CLAY's AML compliance program (PATRIOT Act § 352 and SRO rules).

(17.)  Compliance with all recordkeeping requirements in connection with the above responsibilities.

(b).  FSWC's AML Responsibilities

(1.)  Establishing and maintaining an AML compliance program (PATRIOT Act § 352 and SRO rules).

(2.)  Notifying relevant SROs of FSWC's designated AML officer(s).

(3.)  Screening, or providing resources to permit CLA Y to screen, electronic customer account data stored by FSWC on behalf of CLA Y against various databases through third-party service providers, or against other ources, for purposes of  detecting names of OFAC prohibited individuals, entities and countries, and other adverse information about the customer (“negative verification”).

(4.)  Reviewing certifications/recertifications regarding accounts for foreign banks received from CLAY for completeness.

(5.) Providing CLAY with information it needs in order to file required reports, including Forms CTR, CMIR, and SAR-SF; and, where appropriate, filing such reports. Copies of any reports filed by FSWC with respect to CLAY Customers will be provided to CLAY, where permissible.

(6.)  Responding to requests made by FinCEN on behalf of a federal law enforcement agency investigating terrorist activity or money laundering; and submitting a notice to FinCEN concerning voluntary information sharing, and complying with all requirements concerning the confidentiality of shared information (PATRIOT Act § 314).

(7.)  Conducting system screening to detect suspicious activity; and notifying CLAY, where permissible, of any suspicious activity detected.

(8.)  Providing ongoing AML training to appropriate personnel (PATRIOT Act § 352 and SRO rules).

(9.)  Implementing an independent audit program to evaluate the effectiveness of FSWC's AML compliance program (PATRIOT Act § 352 and SRO rules).

(10.) Compliance with all recordkeeping requirements in connection with the above responsibilities.

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[THE NEXT PAGE IS A SIGNATURE PAGE.]

MADE AND EXECUTED THIS 12 DAY OF DECEMBER, 2003

FSWC:	FIRST SOUTHWEST COMPANY

/s/ Stephen M. Samberg
By: Stephen M. Samberg, Vice President

325 N. St. Paul Street, Suite 800 Dallas, Texas 75201

SCHEDULE A

CHARELST APITAL CORP.

To Clearing Agreement between First Southwest Company ("FSWC") and Charleston Capital

The required clearing deposit of Charleston Capital effective December 10, 2003, as of the date of adoption of this Schedule A pursuant to Section 9 of the Agreement shall be $125,000.00.

The parties hereto agree that FSWC's charges for services to Correspondent and/or Correspondent's customers shall be as follows:

Customer Transactions (Retail Tickets):

Listed Equities:	$15.00 per ticket.
Listed Bonds:	$28.00 per ticket.
Listed Options:	$15.00 per ticket
OTC Equities:	$15.00 per ticket.
*Mutual Funds (includes UITS):	
Networked	$16.00per ticket.
Non-Networked	$35.00 per ticket.
SWP's & PAC's	$2.50 per ticket.
Exchanges (within same family)	$15.00 per round trip or $7.50 per side.
*Municipal Bonds:	$30.00 per ticket.
*OTC Corporate Bonds:	$30.00 per ticket.
*U.S. Treasuries:	$35.00 per ticket
*Agencies:	$45.00 per ticket.
*Money Market Instruments:	$35.00 per ticket.

Clearing Charge reduction on customer trades (monthly count):

1,500 – 2,000	$2.00 per ticket
2,001 – 2,500	$2.50 per ticket
2,501 – 3,000	$3.00 per ticket
3,001 – 3,500	$3.50 per ticket
3,501 – 4,000	$4.00 per ticket
Over 4,000	$5.00 per ticket

*Excluded from rebate but, counted toward total.

Execution Charges:

Listed Equities:

Listed orders directed to specific exchanges- 1.5 cents per share

Listed Bonds:

$3.00 per bond.

Listed Options:

$1.10 per contract.

ALL TRANSACTIONS TO BE ELECTRONICALLY ENTERED BY CORRESPONDENT

12/17/03

Ara Prodian (date)
Charleston Capital

12-15-03

Stephen M. Samberg (date)
First Southwest Company

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Jun 21 06 09:12a 305 445 8776 p.2

Exercise and Assignment:

Listed Equities:

Options:	$25.00 per notification.

Inventory Transactions (Dealer Tickets)*

All transactions between another broker dealer and **CORR's** inventory are (**)$8.00 per ticket, subject to the following monthly volume discounts:

1,000-1,999 tickets $.50 per ticket
2,000-2,999 tickets $.75 per ticket
Over 3,000 tickets $1.00 per ticket

*Note: Customer and dealer trades do not aggregate for discount purposes.

(**)Excludes Treasuries and Agencies which are $20.00 per ticket not subject to discount.

Transactions of syndicate orders through FSWC:

With customers:	25% of the selling group's gross shall be charged, with a minimum of 3 cents per share, in addition to the ticket clearing charge.
Minimum monthly clearing charges:	$3,000.00. Waived for sixty (60) days.

ADDITIONAL CHARGES WILL BE BILLED AS FOLLOWS:

144 Sales:	$35.00 surcharge.
Automated Customer Account Transfer (ACAT):	$25.00 per account transferred from FSWC.
"Blue Sheet" Reporting or any other Regulatory Inquiry:	$100.00 per inquiry, plus programming and research charges.
Bond Maturity/Redemption Fee (Exclude T-Bills):	$25.00.
Cancels & Corrections:	$7.50 per confirmation.
Certificate Charges:	$37.50 minimum.
Clearing Deposit minimum requirement:	$100,000.00
Credit interest on clearing deposit:	Credit Interest Rate.
Deconversion from FSWC:	To be determined by FSWC on a case-by-case basis.
DK Trades not Executed by FSWC:	$30.00 per DK plus interest (if applicable).
ESOP Exercises:	Normal ticket charges plus $35.00 surcharge (ticket charge not subject to rebate but counted towards total).
Ex-clearing Trades:	$15.00 per ticket.
Forms:	Available at cost. No charge for new account, margin and option agreements, and buy & sell tickets.
Interest Rebates:	10 basis points on money market account balances. 75 Basis points on Margin Balances

12/12/03
Ara Proudian (date)
Charleston Capital

12/15/03
Stephen M. Sandberg (date)
First Southwest Company

2

Jun 21 06 09:12a 305 445 8776 p.3

Legal Deposits:	$25.00 per item.
Mutual Fund Trail Commissions:	10% of registered representative's gross per payment with a maximum of $35.00 per trade blotter entry.
Postage & Handling:	$3.00 per confirmation.
Reg "T" Extension:	$10.00 per request plus interest from settlement date until paid.
Research & Statement Copies:	$25.00 per hour with a minimum of one hour.
Returned Checks:	$20.00 plus interest from the earlier of the settlement date or date of deposit.
Safekeeping Charge:	Customers' accounts which have generated clearing charges of less than $50.00 during the calendar year but have securities in safekeeping with FSWC will be charged $25.00 annually.
Securities Purchase against Non-Cleared Funds:	Interest on balance.
Tender Items (Courtesy):	$0.03 per share even if tender is declined $25.00 minimum; ($100.00 maximum).
Transfer of Positions via DTC:	$25.00 per position.
Wire Funds:	$20.00. $50.00 International Wires.
New Account Verification Fee:	$1.30 per account.

System Access:

Internet account access for clients:	To be reviewed	
POSSE Pricing:	$25.00 per terminal per month.	
POSSE Portfolio Pricing:	0-1,250 Accounts	$125.00 per month.
	1,251 – 3,000 Accounts	$225.00 per month.
	3,001 – 4,500 Accounts	$325.00 per month.
	4,501 – 6,000 Accounts	$500.00 per month.
	Over 6,001 Accounts	To be determined.

Correspondents will be responsible for any manual updating of accounts.

SIS Back office access:	$25.00 per terminal per month.
VPN User:	$65.00 per user per month.
VPN Installation (if needed):	$55.00 minimum per install

This rate schedule and all other business and financial terms set forth in this schedule and in the Clearing Agreement, including any amendments or modifications which may be made from time to time are, and shall remain, confidential.

[signature] 12/12/03
Ara Prodian (date)
Charleston Capital

[signature] 12/15/03
Stephen M. Samberg (date)
First Southwest Company

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Jun 21 06 09:12a 305 445 8776 p.4